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                                                                     EXHIBIT 2.1

                                MERGER AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

      THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), made and entered into as of the 1st day of February, 2005, among MOUNTAIN VALLEY COMMUNITY BANK (the "Bank"), a bank organized under the laws of the State of Georgia, MOUNTAIN VALLEY BANCSHARES, INC., a Georgia corporation (the "Company"), and MVCB INTERIM CORPORATION, a Georgia corporation and wholly-owned subsidiary of the Company ("Interim").

                                   WITNESSETH:

      WHEREAS, the principal offices of the Bank, the Company and Interim are located at 136 North Main Street, Cleveland, Georgia 30528;

      WHEREAS, the authorized capital stock of the Bank consists of 5,000,000 shares of common stock ("Bank Stock"), $5.00 par value, of which 1,012,200 shares are issued and outstanding and a total of 543,530 warrants and options are issued and outstanding;

      WHEREAS, the authorized capital stock of the Company consists of 5,000,000 shares of common stock ("Company Stock"), no par value, of which five (5) shares are issued and outstanding;

      WHEREAS, the authorized capital stock of Interim consists of 500 shares of common stock ("Interim Stock"), no par value, of which 50 shares are issued and outstanding;

      WHEREAS, the Bank and the Company previously entered into a Plan of Reorganization whereby the Bank would reorganize into a holding company structure by virtue of a direct share exchange between the Bank and the Company (the "Initial Plan of Reorganization") and the parties now desire to amend the structure of the holding company reorganization so that it is accomplished by the merger of Interim Corporation into the Bank;

      WHEREAS, to that effect, the Boards of Directors of the Company and the Bank deem it desirable and in the best interests of the Company and the Bank and the shareholders of the Bank to enter into this Agreement, and in accordance herewith for the Company to acquire all of the outstanding voting stock of the Bank by means of the merger of Interim into the Bank, which will thereby become a wholly-owned subsidiary of the Company, in a transaction qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Internal RevenUe Code of 1986, as amended (the "Code"); and

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      WHEREAS, the Board of Directors of the Company has approved and adopted this Agreement, and the Company has agreed to join in and be bound hereby and to issue the shares of Company Stock which shareholders of the Bank will receive upon consummation of the reorganization and merger as herein provided;

      NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Bank Stock and Interim Stock as hereinafter provided, and such other provisions relating to the merger as the parties deem necessary or desirable, the parties hereto agree as follows:

                                   SECTION 1.
                                 REORGANIZATION

      The Initial Plan of Reorganization is hereby terminated. Pursuant to the provisions of the Financial Institutions Code of Georgia, as amended (the "Financial Institutions Code"), and other applicable provisions of Georgia law, Interim shall be merged with and into the Bank. The Bank shall be the survivor of the merger (the "Surviving Bank") continuing under the charter of the Bank and with the name of "MOUNTAIN VALLEY COMMUNITY BANK", or such other legal name of the Bank at the effective time of the merger.

                                   SECTION 2.
                      EFFECTIVE DATE OF THE REORGANIZATION

      The merger of Interim with and into the Bank and the reorganization of the Bank into a holding company structure shall be effective as of the date (the "Effective Date of the Reorganization") specified in the certificate of merger to be issued by the Georgia Secretary of State in accordance with the applicable provisions of the Financial Institutions Code, O.C.G.A. Section 7-1-535(b).

      Since the merger of Interim with and into the Bank will effect the reorganization of the Bank into a holding company structure, such merger and reorganization, collectively, shall hereinafter be referred to as the "Reorganization."

                                   SECTION 3.
                    LOCATION. ARTICLES AND BYLAWS, MANAGEMENT
                   AND CAPITAL STRUCTURE OF THE SURVIVING BANK

      On the Effective Date of the Reorganization:

      (a) The principal office of the Surviving Bank sha1l be located at 136 North Main Street, Cleveland, Georgia 30528, or such other location where the Bank is located immediately prior to the Effective Date of the Reorganization.

      (b) The Articles of Incorporation and Bylaws of the Surviving Bank shall be the same as the Articles of Incorporation and Bylaws of the Bank as in effect immediately prior to the Effective Date of the Reorganization.

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      (c) The directors and officers of the Surviving Bank shall be the directors and officers of the Bank immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Surviving Bank shall serve until their respective successors are elected or appointed pursuant to the Articles of Incorporation and Bylaws of the Surviving Bank.

      (d) The Surviving Bank will distribute to the Company all of the capital and surplus of Interim, so that the resulting capital structure of the Surviving Bank shall be identical to the capital structure of the Bank immediately prior to the Effective Date of the Reorganization. The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect as that of the Surviving Bank.

                                   SECTION 4.
                      EXISTENCE, RIGHTS, DUTIES, ASSETS AND
                        LIABILITIES OF THE SURVIVING BANK

      (a) As of the Effective Date of the Reorganization, the existence of Interim as a separate entity shall cease, but its existence shall continue in the Surviving Bank.

      (b) As of the Effective Date of the Reorganization, the Surviving Bank shall have, without further act or deed, all of the properties, rights, powers, trusts, deeds and obligations of the Bank and Interim.

      (c) As of the Effective Date of the Reorganization, the Surviving Bank shall have the authority to engage only in such businesses and to exercise only such powers as are then permissible upon the original incorporation of a bank under the Financial Institutions Code and as are provided for in the Articles of Incorporation of the Surviving Bank, and the Surviving Bank shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation except that the Surviving Bank may engage in any business and may exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

      (d) No liability of the Bank or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Bank may be substituted in place of the Bank or Interim.

                                   SECTION 5.
             MANNER AND BASIS OF CONVERTING SHARES OF INTERIM STOCK

      The manner and basis of converting and exchanging the shares of Interim Stock into shares of Surviving Bank Stock shall be as follows:

      As soon as practicable after the Effective Date of the Reorganization, the Company shall, upon presentation and surrender of a certificate representing all of the issued and outstanding shares of Interim Stock to the Surviving Bank, as exchange agent (the "Exchange Agent"), be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Surviving Bank common stock which were issued and outstanding immediately prior to

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the merger and which are not shares owned by shareholders who have perfected dissenters' rights under the Dissenters' Rights Provisions as defined below.

                                   SECTION 6.
               MANNER AND BASIS OF CONVERTING SHARES OF BANK STOCK

      The manner and basis of converting shares of Bank Stock into shares of Company Stock, excluding those shares of Bank Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the Financial Institutions Code, O.C.G.A. Section 7-1-537, and the Georgia Business Corporations Code, O.C.G.A. Section 14-2-1301 et seq. (collectively, the "Dissenters' Rights Provisions"), shall be as follows:

      (a) Conversion of Shares. Each share of Bank Stock owned by a shareholder on the Effective Date of the Reorganization shall, by virtue of the Reorganization and without any action on the part of such shareholder, be converted into one (1) share of Company Stock.

      (b) Bank Stock Certificates. As of the Effective Date of the Reorganization, and unless the Board of Directors of the Company deems it desirable to have each Bank shareholder surrender their stock certificate(s) representing Bank Stock, each certificate theretofore representing one or more outstanding shares of Bank Stock shall be deemed for all corporate purposes to represent a certificate representing an equal number of shares of Company Stock in accordance with this Agreement.

                                   SECTION 7.
                      ACQUISITION OF DISSENTERS' BANK STOCK

      Any shareholder of the Bank who fully complies with the Dissenters' Rights Provisions shall be paid an amount of cash (as determined under such provisions) for his or her shares of Bank Stock by the Bank. Immediately upon the Bank's acquisition of any of Bank Stock from its shareholders pursuant to the Dissenters' Rights Provisions, the Company shall acquire such shares from the Bank for the same price as shall have been paid by the Bank to the dissenting shareholders. The shares of Bank Stock so acquired by the Company shall be cancelled.

                                   SECTION 8.
                           REDEMPTION OF COMPANY STOCK

      As soon as practicable after the Effective Date of the Reorganization, the Company shall redeem any shares of Company Stock which may have been issued prior to the Effective Date of the Reorganization at a redemption price equal to the same consideration paid for such shares, so that immediately after such redemption the then outstanding shares of Company Stock shall consist solely of the shares to be issued by the Company upon the conversion of shares of Bank Stock as provided herein.

                                   SECTION 9.
                     BANK STOCK OPTIONS AND RELATED MATTERS

      (a) As of the Effective Date of the Reorganization, all rights with respect to the Bank Stock issuable pursuant to the exercise of warrants or stock options (the "Bank Options") granted by the Bank in connection with its organization or under stock option plans of the Bank (the

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"Bank Stock Option Plans"), which are outstanding at the Effective Date of the
Reorganization, whether or not such Bank Options are then exercisable, shall, subject to this section, be assumed by the Company in accordance with the terms of the particular Bank Stock Option Plan under which such Bank Options were issued and the agreement by which such Bank Options are evidenced. From and after the Effective Date of the Reorganization, (i) each Bank Option assumed by the Company hereunder may be exercised solely for Company Stock, (ii) the number of shares of Company Stock subject to such Bank Option shall be equal to the number of shares of Bank Stock subject to such Bank Option immediately prior to the Effective Date, and (iii) the per share exercise price under each such Bank Option shall be the per share price of the Bank Stock as of the Effective Date.

      (b) At all times after the Effective Date the Company shall reserve for issuance such number of shares of Company Stock as shall be necessary to permit the exercise of the Bank Options in the manner contemplated by the Agreement.

      (c) It is intended that the foregoing assumption of the Bank Options shall satisfy all the requirements under Section 424(a) of the Code and be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the Code as to any stock option which is an incentive stock option as defined in Section 422 of the Code. All restrictions or limitations on transfer with respect to Bank Stock awarded under a Bank Stock Option Plan ("Restricted Stock"), to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to the Company Stock into which such Restricted Stock is converted pursuant to the Agreement. Except as otherwise provided herein, the provisions of the Bank Option Plans that provide for the issuance or grant of any other interest in respect of the capital stock of the Bank shall be deleted as of the Effective Date.

                                   SECTION 10.
                                 FURTHER ACTIONS

      From time to time, as and when requested by the Surviving Bank, or by its successors or assigns, Interim shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Surviving Bank, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Bank, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in
Section 4 hereof and otherwise to carry out the intent and purposes of this Agreement.

                                   SECTION 11.
           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION

      This Agreement is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

      (a) The Commissioner of the Georgia Department of Banking and Finance and the Board of Governors of the Federal Reserve System or its authorized delegate shall have approved the application of the Company to become a bank holding company by reason of its acquisition of all of the outstanding stock of the Bank;

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      (b) The Commissioner of the Georgia Department of Banking and Finance and
the Federal Deposit Insurance Corporation (if applicable) shall have approved the merger of Interim with and into the Bank;

      (c) The holders of at least two-thirds of the issued and outstanding shares of common stock of the Bank shall have voted in favor of the Reorganization and the merger described herein at a shareholders meeting duly called and held to act thereon;

      (d) At the time of the mailing of the proxy statement to the Bank's shareholders and thereafter through the closing of the Reorganization, the Company Stock to be received by Bank shareholders shall be the subject of an effective registration statement under the Securities Act of 1933 and shall be duly registered or qualified under the securities laws of all states in which such registration or qualification is required, or the Company Stock shall be exempt from the registration requirements of such laws; and

      (e) The Company and the Bank shall have received an opinion from Miller & Martin PLLC in form and substance satisfactory to the Company and the Bank to the effect that:

            (i) The merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) thereof;

            (ii) No gain or loss will be recognized by the holders of Bank Stock on the conversion of such stock into Company Stock;

            (iii) The cost basis of Company Stock received in the merger by holders of Bank Stock will be the same as their cost basis in the Bank Stock exchanged therefor;

            (iv) The holding period of Company Stock received will include the period during which the Bank Stock exchanged therefor was held, provided the Bank Stock was held as a capital asset;

            (v) No gain or loss will be recognized by the Bank, the Company or Interim as a result of the merger; and

            (vi) No gain or loss will be recognized upon the assumption by the Company of the Bank Options.

      In rendering such tax opinion Miller & Martin PLLC shall be entitled to rely upon representations of officers of Bank and Company reasonably satisfactory in form and substance to Miller & Martin PLLC.

                                   SECTION 12.
                                   TERMINATION

      In the event that:

      (a) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank, Interim or the Company;

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      (b) Any action, consent, approval, opinion, ruling or condition required by Section 11 of this Agreement shall not have been obtained or met; or

      (c) For any other reason the consummation of the Reorganization is deemed inadvisable in the opinion of the Bank's Board of Directors;

then this Agreement may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other parties. Upon termination by written notice as provided by this Section 12, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination hereof on the part of the Bank, Interim, the Company or their directors, officers, employees, agents or shareholders.

                                   SECTION 13.
                                AMENDMENT; WAIVER

      (a) At any time before or after approval and adoption hereof by the respective shareholders of the Bank, Interim and the Company, this Agreement may be amended by agreement among the Bank, Interim and the Company; provided, however, that after the approval and adoption of this Agreement by the shareholders of the Bank, no amendment reducing the consideration payable to Bank shareholders pursuant to Section 6(a) hereof shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Agreement.

      (b) A waiver by any party hereto of any breach of a term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, at law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Agreement. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Agreement which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

                                   SECTION 14.
                      COUNTERPARTS; HEADINGS; GOVERNING LAW

      This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                            [SIGNATURE PAGE FOLLOWS.]

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      IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement and Plan of Reorganization to be executed by their duly authorized officers and their bank and corporate seals to be affixed hereto all as of the day and year first above written.

                                        MOUNTAIN VALLEY COMMUNITY BANK

                                        By: /s/ Marc J. Greene
                                            --------------------------
                                            Marc J. Greene
                [BANK SEAL]                 Chief Executive Officer

ATTEST:

     /s/ Aubrey McIntyre
-------------------------------
Aubrey McIntyre, Secretary

                                        MVCB INTERIM CORPORATION

                                        By: /s/ Marc J. Greene
                                            ----------------------------
                                            Marc J. Greene
         [INTERIM SEAL]                     Chief Executive Officer

ATTEST:

    /s/ Rachel Marshall
-------------------------------
Rachel Marshall, Secretary

                                        MOUNTAIN VALLEY BANCSHARES, INC.

                                        By: /s/ Marc J. Greene
                                            ----------------------------
                                            Marc J. Greene
         [CORPORATE SEAL]                   Chief Executive Officer

ATTEST:

    /s/ Aubrey McIntyre
------------------------------
Aubrey McIntyre, Secretary

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